Exhibit 99.1
GOODRX REPORTS FIRST QUARTER 2025 RESULTS
First Quarter 2025 Revenue In-line; Adjusted EBITDA Margin Beats Previous Guidance;
Maintains Full Year 2025 Revenue Guidance Range; Raises Adjusted EBITDA Expectations
SANTA MONICA, Calif. -- (May 7, 2025) -- GoodRx Holdings, Inc. (Nasdaq: GDRX) ("we," "us," "our," “GoodRx,” or the
“Company”), the leading platform for medication savings in the U.S., has released its financial results for the first quarter of
2025.
First Quarter 2025 Highlights
•Revenue of $203.0 million
•Net income of $11.1 million; Net income margin of 5.4%
•Adjusted Net Income1 of $34.4 million; Adjusted Net Income Margin1 of 16.9%
•Adjusted EBITDA1 of $69.8 million; Adjusted EBITDA Margin1 of 34.4%
•Net cash provided by operating activities of $9.4 million
•Exited the quarter with over 7 million consumers of prescription-related offerings2
“Since stepping into this role, I have dedicated my time strengthening our leadership team, gaining a deeper understanding of our business, meeting with key partners, understanding the macroeconomic environment, and identifying key capabilities and growth opportunities,” said Wendy Barnes, Chief Executive Officer and President of GoodRx. “I can confidently say that we are in a very strong position to deliver meaningful value across the pharmacy ecosystem. Furthermore, we are focused on high-impact initiatives that we believe will drive our business forward in compelling ways.”
1Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Income Margin are non-GAAP financial measures and are presented for supplemental informational purposes only.  Adjusted EBITDA Margin and Adjusted Net Income Margin are defined as Adjusted EBITDA and Adjusted Net
Income, respectively, divided by Adjusted Revenue. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and reconciliations to the most directly comparable GAAP measures.
2Sum of Monthly Active Consumers (MACs) for Q1'25 and subscribers to our subscription plans as of March 31, 2025. Refer to Key Operating Metrics below for definitions of Monthly Active Consumers and subscription plans.
First Quarter 2025 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):
Revenue increased 3% to $203.0 million compared to $197.9 million.
Prescription transactions revenue increased 2% to $148.9 million compared to $145.4 million, primarily driven by improved unit economics related to contracting with our customers and partners and sales mix, partially offset by a 4% decrease in
Monthly Active Consumers, primarily due to the broader changes in the retail pharmacy landscape.
Subscription revenue decreased 7% to $21.0 million compared to $22.6 million, primarily driven by a decrease in the number of subscription plans principally due to the sunset of our partnership subscription program, Kroger Savings Club.
Pharma manufacturer solutions revenue increased 17% to $28.6 million compared to $24.5 million, driven by organic growth as we continued to expand our market penetration with pharma manufacturers and other customers, including ongoing growth in our point of sale discount programs.
Net income was $11.1 million compared to a net loss of $1.0 million. Net income margin was 5.4% compared to a net loss margin of 0.5%. Adjusted Net Income1 was $34.4 million compared to $32.6 million.
Adjusted EBITDA1 was $69.8 million compared to $62.8 million. Adjusted EBITDA Margin1 was 34.4% compared to 31.7%.
Cash Flow and Capital Allocation
Net cash provided by operating activities in the first quarter was $9.4 million compared to $42.6 million in the comparable period last year driven by changes in operating assets and liabilities, partially offset by an increase in net income after adjusting for non-cash items. Changes in operating assets and liabilities were principally driven by the timing of payments of prepaid services, accounts payable and accrued expenses, income tax payments and refunds, as well as collections of accounts receivable. As of March 31, 2025, we had cash and cash equivalents of $301.0 million and total outstanding debt of $498.8 million.
Exhibit 99.1
We are focused on a disciplined approach to capital allocation, centered on furthering our mission and creating shareholder value. Our capital allocation priorities are investing for profitable growth, paying down debt, buying back shares, and M&A that aligns with our strategic priorities. These capital allocation priorities support our long-term growth strategy while also providing flexibility to navigate near-term challenges.
Share Repurchases
During the first quarter of 2025, we repurchased 23.3 million shares of Class A common stock for an aggregate of $100.9 million. As of March 31, 2025, we had $189.4 million of unused authorized share repurchase capacity under our $450.0 million share repurchase program, which does not have an expiration date.
Guidance
For the full year 2025, management is anticipating the following:

$ in millions	FY 2025	FY 2024	YoY Change
Revenue	$810 - $840	$792.3	2% - 6%
Adjusted EBITDA[3]	$273 - $287	$260.2	5% - 10%
“For the full year 2025, we continue to believe that revenue will be in the range of $810 to $840 million, representing 2% to
6% growth compared to 2024,” said Chris McGinnis, Chief Financial Officer and Treasurer. “There are a number of factors that influence revenue, including macro conditions such as consumer confidence and spending trends, tariffs and other policies related to drug pricing, economic climate, and our ongoing business development efforts driving our strategic initiatives. It’s hard to predict the impact that these variables will ultimately have on our full year revenue, but in an effort to be as transparent as possible, at this point in the year we have greater conviction and visibility at the lower half of our range with achievement of strategic initiatives providing opportunities to deliver in the upper half of our range. With respect to our guidance for full year Adjusted EBITDA3, we are slightly increasing and narrowing the range, now believing it will be between
$273 and $287 million, which represents approximately 5% to 10% growth compared to 2024.”
“With the full year guidance as context, for the second quarter, we expect revenue to be up sequentially from the $203 million we reported in the first quarter with an Adjusted EBITDA Margin3 roughly similar to the first quarter,” concluded
McGinnis.
3Adjusted EBITDA Margin is Adjusted EBITDA divided by Adjusted Revenue. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA and Adjusted EBITDA Margin guidance to GAAP net income or loss and GAAP net income or loss margin, respectively, because we do not provide guidance for such GAAP measures due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA and Adjusted EBITDA Margin and their respective most directly comparable GAAP measures. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss and GAAP net income or loss margin.
Investor Conference Call and Webcast
GoodRx management will host a conference call and webcast tomorrow, May 8, 2025, at 5:00 a.m. Pacific Time (8:00 a.m.
Eastern Time) to discuss the results and the Company’s business outlook.
To access the conference call, please pre-register using the following link:
https://register-conf.media-server.com/register/BI7c87cfc603d548b091271cdf679908ed
Registrants will receive a confirmation with dial-in details and a unique passcode required to join.
The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying materials will be posted prior to the conference call.
Approximately one hour after completion of the live call, an archived version of the webcast will be available on the
Company’s investor relations website at https://investors.goodrx.com for at least 30 days.
Exhibit 99.1
About GoodRx
GoodRx is the leading platform for medication savings in the U.S., used by nearly 30 million consumers and over one million healthcare professionals annually. Uniquely situated at the center of the healthcare ecosystem, GoodRx connects consumers, healthcare professionals, payers, pharmacy benefit managers, pharmaceutical manufacturers, and retail pharmacies to make saving on medications easier. By reducing friction and inefficiencies, GoodRx helps consumers save time and money when filling prescriptions so they can get the care they deserve. Since 2011, GoodRx has helped
Americans save over $85 billion on the cost of their medications.
GoodRx periodically posts information that may be important to investors on its investor relations website at https://
investors.goodrx.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.
Investor Contact
GoodRx
Aubrey Reynolds
ir@goodrx.com
Press Contact
GoodRx
Lauren Casparis
lcasparis@goodrx.com
Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future results of operations and financial position, industry and business trends, including uncertainty in the macro environment, the impact on prescription medication price increases on our Monthly Active Consumers, our value proposition, consumer and partner perception and our position in the healthcare ecosystem/industry, our integrated savings programs, our business strategy and our ability to execute on our strategic priorities and value creation, our plans, market opportunity and long-term growth prospects, our capital allocation priorities, our executive officer transitions, our ability to expand our offerings through partnerships with pharmaceutical companies. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our recent growth rates may not be sustainable or indicative of future growth; our ability to achieve broad market education and change consumer purchasing habits; our general ability to continue to attract, acquire and retain consumers in a cost-effective manner; our significant reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and the significant impact of pricing structures negotiated by industry participants; our general inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants, including pharmacy benefit managers, pharmacies, and pharma manufacturers; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infectious disease; the accuracy of our estimate of our addressable market and other operational metrics; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform or maintain and enhance our brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our dependence on our information technology systems and those of our third-party vendors, and risks related to any failure or significant disruptions thereof; risks related to government regulation of the internet, e-commerce, consumer data and privacy, information technology and cybersecurity; risks related to the use of AI and machine learning in our business; risks related to a decrease in consumer willingness to receive correspondence or any technical, legal or any other restrictions to send such correspondence; risks related to any failure to comply with applicable data protection, privacy and security, advertising and consumer protection laws, regulations, standards, and other requirements; our ability to utilize our net operating loss carryforwards and certain other tax attributes; the risk that we may be unable to realize expected benefits from our restructuring and cost reduction efforts; our ability to attract, develop, motivate and retain well-qualified employees;
risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites or any undetected errors or design faults; our reliance on third-party platforms to distribute our platform and offerings, including software as-a-service technologies; systems failures or other disruptions in the operations of these parties on which we depend; risks related to climate change; the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; litigation related risks; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to general economic factors, natural disasters or other unexpected events; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; risks related to the healthcare reform legislation and other proposed or future changes impacting the healthcare industry and healthcare spending which may adversely affect our business, financial condition and results of operations; as well as the other important factors discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the
fiscal year ended December 31, 2024, as updated by our Quarterly Report on Form 10-Q for the three months ended March
31, 2025, and in our other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Exhibit 99.1
Key Operating Metrics
Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active
Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offering. When presented for a period longer than a month, Monthly Active
Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition. Effective January 1, 2025, Monthly
Active Consumers from acquired companies are included beginning from the acquisition date. Prior to January 1, 2025,
Monthly Active Consumers from acquired companies were only included beginning in the first full quarter following the acquisition.
Subscription plans represent the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club, the latter of which sunset in July 2024. Each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.
We exited the first quarter of 2025 with over 7 million prescription-related consumers that used GoodRx across our prescription transactions and subscription offerings. Our prescription-related consumers represent the sum of Monthly Active
Consumers for the three months ended March 31, 2025 and subscribers to our subscription plans as of March 31, 2025.

	Three Months Ended
(in millions)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Monthly Active Consumers	6.4	6.6	6.5	6.6	6.7

	As of
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Subscription plans	680	684	701	696	778
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	(in thousands, except par values)
	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$300,981	$448,346
Accounts receivable, net	160,117	145,934
Prepaid expenses and other current assets	79,110	64,975
Total current assets	540,208	659,255
Property and equipment, net	11,512	12,664
Goodwill	421,719	410,769
Intangible assets, net	68,359	52,102
Capitalized software, net	130,576	124,781
Operating lease right-of-use assets, net	22,898	27,794
Deferred tax assets, net	77,182	77,182
Other assets	22,817	23,520
Total assets	$1,295,271	$1,388,067
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$15,258	$14,137
Accrued expenses and other current liabilities	77,567	99,130
Current portion of debt	5,000	5,000
Operating lease liabilities, current	5,558	5,636
Total current liabilities	103,383	123,903
Debt, net	485,837	486,711
Operating lease liabilities, net of current portion	44,794	46,040
Other liabilities	6,910	6,755
Total liabilities	640,924	663,409
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	36	38
Additional paid-in capital	2,084,272	2,165,633
Accumulated deficit	(1,429,961)	(1,441,013)
Total stockholders' equity	654,347	724,658
Total liabilities and stockholders' equity	$1,295,271	$1,388,067
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	(in thousands, except per share amounts)
	Three Months Ended March 31,
	2025	2024
Revenue	$202,970	$197,880
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	13,364	12,468
Product development and technology	31,142	31,017
Sales and marketing	84,542	89,964
General and administrative	29,630	41,108
Depreciation and amortization	20,912	15,942
Total costs and operating expenses	179,590	190,499
Operating income	23,380	7,381
Other expense, net:
Interest income	3,932	7,555
Interest expense	(10,644)	(14,643)
Total other expense, net	(6,712)	(7,088)
Income before income taxes	16,668	293
Income tax expense	(5,616)	(1,302)
Net income (loss)	$11,052	$(1,009)
Earnings (loss) per share:
Basic	$0.03	$(0.00)
Diluted	$0.03	$(0.00)
Weighted average shares used in computing earnings (loss) per share:
Basic	379,196	390,048
Diluted	379,656	390,048

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$100	$76
Product development and technology	5,670	5,848
Sales and marketing	5,882	8,127
General and administrative	7,522	11,045
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	(in thousands)
	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$11,052	$(1,009)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,912	15,942
Amortization of debt issuance costs and discounts	430	837
Non-cash operating lease expense	1,086	895
Stock-based compensation expense	19,174	25,096
Loss on operating lease asset	4,409	—
Other	286	—
Changes in operating assets and liabilities:
Accounts receivable	(14,183)	(1,161)
Prepaid expenses and other assets	(13,487)	3,339
Accounts payable	286	(2,452)
Accrued expenses and other current liabilities	(19,079)	924
Operating lease liabilities	(1,628)	(4)
Other liabilities	155	179
Net cash provided by operating activities	9,413	42,586
Cash flows from investing activities
Purchase of property and equipment	(142)	(407)
Acquisition	(30,000)	—
Capitalized software	(21,734)	(20,208)
Net cash used in investing activities	(51,876)	(20,615)
Cash flows from financing activities
Payments on long-term debt	(1,250)	(3,516)
Repurchases of Class A common stock	(99,897)	(153,226)
Proceeds from exercise of stock options	2	2,584
Employee taxes paid related to net share settlement of equity awards	(3,757)	(6,814)
Net cash used in financing activities	(104,902)	(160,972)
Net change in cash and cash equivalents	(147,365)	(139,001)
Cash and cash equivalents
Beginning of period	448,346	672,296
End of period	$300,981	$533,295
Exhibit 99.1
For the first quarters of 2025 and 2024, revenue comprised of the following:

(in thousands)
	Three Months Ended March 31,
	2025	2024
Prescription transactions revenue	$148,923	$145,395
Subscription revenue	21,017	22,601
Pharma manufacturer solutions revenue	28,648	24,509
Other revenue	4,382	5,375
Total revenue	$202,970	$197,880
Exhibit 99.1
Non-GAAP Financial Measures
Adjusted Revenue and metrics presented as a percentage of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA
Margin, Adjusted Net Income, Adjusted Net Income Margin and Adjusted Earnings Per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis to arrive at adjusted operating income. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."
We define Adjusted Revenue for a particular period as revenue excluding client contract termination costs associated with restructuring related activities. We exclude these costs from revenue because we believe they are not indicative of past or future underlying performance of the business. For the current period and full year of 2024, revenue was equal to Adjusted
Revenue. In addition, we expect revenue for the full year of 2025 to equal Adjusted Revenue.
We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, gain on sale of business, and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of
Adjusted Revenue.
We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions and restructuring activities, acquisition related expenses, stock-
based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, gain on sale of business, other expense, and as further adjusted for estimated income tax on such adjusted items. Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP and any subsequent releases of the valuation allowance, and (ii) all tax benefits/expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net Income Margin represents Adjusted Net Income as a percentage of Adjusted Revenue.
Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our
GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per
Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.
We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at adjusted operating income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions and restructuring activities, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, and gain on sale of business. Adjusted operating income is Adjusted
Revenue less non-GAAP costs and operating expenses.
We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted
Revenue, Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted Revenue, Adjusted
EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.
The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain costs that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.
Exhibit 99.1
The following table presents a reconciliation of net income (loss), the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, and presents net income (loss) margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

(dollars in thousands)
	Three Months Ended March 31,		Three Months Ended December 31,	Year Ended December 31,
	2025	2024	2024	2024
Net income (loss)	$11,052	$(1,009)	$6,740	$16,390
Adjusted to exclude the following:
Interest income	(3,932)	(7,555)	(4,587)	(23,273)
Interest expense	10,644	14,643	11,358	52,922
Income tax expense	5,616	1,302	4,669	15,070
Depreciation and amortization	20,912	15,942	19,096	69,538
Other expense	—	—	—	2,660
Loss on extinguishment of debt	—	—	—	2,077
Financing related expenses	—	440	—	898
Acquisition related expenses	26	174	144	557
Restructuring related expenses	1,219	(125)	8,461	8,902
Legal settlement expenses	—	13,000	—	13,000
Stock-based compensation expense	19,174	25,096	20,959	99,026
Payroll tax expense related to stock-based compensation	685	879	235	2,471
Loss on operating lease asset	4,409	—	—	—
Adjusted EBITDA	$69,805	$62,787	$67,075	$260,238

Revenue	$202,970	$197,880	$198,583	$792,324
Net income (loss) margin	5.4%	(0.5%)	3.4%	2.1%
Adjusted EBITDA Margin	34.4%	31.7%	33.8%	32.8%
Exhibit 99.1
The following tables present a reconciliation of net income (loss) and calculations of net income (loss) margin and earnings
(loss) per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net
Income, Adjusted Net Income Margin, and Adjusted Earnings Per Share, respectively:

(dollars in thousands, except per share amounts)
	Three Months Ended March 31,
	2025	2024
Net income (loss)	$11,052	$(1,009)
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions	2,793	2,776
Financing related expenses	—	440
Acquisition related expenses	26	174
Restructuring related expenses	1,219	(125)
Legal settlement expenses	—	13,000
Stock-based compensation expense	19,174	25,096
Payroll tax expense related to stock-based compensation	685	879
Loss on operating lease asset	4,409	—
Income tax effects of excluded items and adjustments for valuation allowance and excess tax benefits/deficiencies from equity awards	(4,995)	(8,645)
Adjusted Net Income	$34,363	$32,586

Revenue	$202,970	$197,880
Net income (loss) margin	5.4%	(0.5%)
Adjusted Net Income Margin	16.9%	16.5%
Weighted average shares used in computing earnings (loss) per share:
Basic	379,196	390,048
Diluted	379,656	390,048
Earnings (loss) per share:
Basic	$0.03	$(0.00)
Diluted	$0.03	$(0.00)
Weighted average shares used in computing Adjusted Earnings Per Share:
Basic	379,196	390,048
Diluted	379,656	396,505
Adjusted Earnings Per Share:
Basic	$0.09	$0.08
Diluted	$0.09	$0.08
Exhibit 99.1
The following table presents (i) each non-GAAP, or adjusted, cost and expense and operating income measure together with its most directly comparable financial measure calculated in accordance with GAAP; and (ii) each adjusted cost and expense and adjusted operating income as a percentage of Adjusted Revenue together with each GAAP cost and expense and operating income as a percentage of revenue, the most directly comparable financial measure calculated in accordance with GAAP:

(dollars in thousands)
	GAAP		Adjusted
	Three Months Ended March 31,		Three Months Ended March 31,
	2025	2024	2025	2024
Cost of revenue	$13,364	$12,468	$13,258	$12,696
% of Revenue	7%	6%	7%	6%
Product development and technology	$31,142	$31,017	$23,990	$24,578
% of Revenue	15%	16%	12%	12%
Sales and marketing	$84,542	$89,964	$78,404	$81,396
% of Revenue	42%	45%	39%	41%
General and administrative	$29,630	$41,108	$17,513	$16,423
% of Revenue	15%	21%	9%	8%
Depreciation and amortization	$20,912	$15,942	$18,119	$13,166
% of Revenue	10%	8%	9%	7%
Operating income	$23,380	$7,381	$51,686	$49,621
% of Revenue	12%	4%	25%	25%
Exhibit 99.1
The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense and operating income measure to its most directly comparable financial measure calculated in accordance with GAAP:

	(dollars in thousands)
	Three Months Ended March 31,
	2025	2024
Cost of revenue	$13,364	$12,468
Restructuring related expenses	(2)	311
Stock-based compensation expense	(100)	(76)
Payroll tax expense related to stock-based compensation	(4)	(7)
Adjusted cost of revenue	$13,258	$12,696

Product development and technology	$31,142	$31,017
Acquisition related expenses	—	(26)
Restructuring related expenses	(1,109)	(92)
Stock-based compensation expense	(5,670)	(5,848)
Payroll tax expense related to stock-based compensation	(373)	(473)
Adjusted product development and technology	$23,990	$24,578

Sales and marketing	$84,542	$89,964
Acquisition related expenses	—	(148)
Restructuring related expenses	(87)	(114)
Stock-based compensation expense	(5,882)	(8,127)
Payroll tax expense related to stock-based compensation	(169)	(179)
Adjusted sales and marketing	$78,404	$81,396

General and administrative	$29,630	$41,108
Financing related expenses	—	(440)
Acquisition related expenses	(26)	—
Restructuring related expenses	(21)	20
Legal settlement expenses	—	(13,000)
Stock-based compensation expense	(7,522)	(11,045)
Payroll tax expense related to stock-based compensation	(139)	(220)
Loss on operating lease asset	(4,409)	—
Adjusted general and administrative	$17,513	$16,423

Depreciation and amortization	$20,912	$15,942
Amortization of intangibles related to acquisitions	(2,793)	(2,776)
Adjusted depreciation and amortization	$18,119	$13,166

Operating income	$23,380	$7,381
Amortization of intangibles related to acquisitions	2,793	2,776
Financing related expenses	—	440
Acquisition related expenses	26	174
Restructuring related expenses	1,219	(125)
Legal settlement expenses	—	13,000
Stock-based compensation expense	19,174	25,096
Payroll tax expense related to stock-based compensation	685	879
Loss on operating lease asset	4,409	—
Adjusted operating income	$51,686	$49,621